Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-18231 and 333-31811) and the Registration Statements on Form S-8 (Nos. 33-51582, 33-63318, 333-04109, 333-56279 and 333-42676) of our report dated March 26, 2001 with respect to the consolidated financial statements and schedule of Embrex, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                  /s/ Ernst & Young LLP

Raleigh, North Carolina
March 30, 2001